Exhibit 16.1

[GRANT THORNTON LLP LETTERHEAD]

March 25, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: RAIT Financial Trust
File No. 1-14760

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of RAIT Financial Trust dated March 25, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP